EXHIBIT 99.4

CONSULTING AGREEMENT

This CONSULTING AGREEMENT, dated as of July 30, 2004 (this “Agreement”), is between MVC Financial Services, Inc., a Delaware corporation (the “Consultant”), and Dakota Growers Pasta Company, Inc., a North Dakota corporation (the “Company”).

WHEREAS, the Company desires to obtain financial, strategic, business, acquisition and consulting services from the Consultant;

WHEREAS, the Consultant is willing to provide such services to the Company in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and the mutual benefits to be derived herefrom, the Consultant and the Company hereby agree as follows:

1.             Engagement.  Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby retains the Consultant to provide a range of consultative and related services (the “Services”) which may, but which will not necessarily, include the following:

(a)           providing general advice in relation to the Company’s current structural (including business model), financial, operational, managerial, strategic and other needs and objectives,

(b)           providing general advice in relation to the Company’s development of business, financial and strategic plans, and

(c)           meeting, at mutually convenient times and places, with senior management and, if requested, the entire board of directors of the Company to discuss the Company’s business, financial, and strategic plans, and business alternatives.

2.             The Consultant’s Duties and Obligations.  The Consultant hereby agrees, during the term of this Agreement, to provide such Services as may be reasonably requested from time to time by the Company and agreed to by the Consultant in accordance with this Agreement.

3.             Compensation; Expenses.

(a)           As consideration for the provision of the Services hereunder, the Company agrees to pay the Consultant, during the term of this Agreement a consulting fee at an annual rate of $75,000, subject to adjustment as provided in Section 3(b) hereof (the “Consulting Fee”).  The Consulting Fee shall be payable in equal monthly payments, payable in arrears on the first day of each calendar month.

(b)           In the event Consultant renders additional financial advisory services for certain transactions such as mergers, acquisitions or raising additional capital, additional fees and expenses may apply as mutually agreed between the Company and Consultant.

(c)           The Company shall reimburse the Consultant for all reasonable out-of-pocket expenses (including, without limitation travel and lodging) incurred by the Consultant, its employees and agents in connection with providing the Services hereunder, which reimbursement shall not exceed $5,000 per month without the prior consent of the Company.

(d)           Notwithstanding anything to the contrary in this Agreement, the Consulting Fee shall not include any fees earned by or expenses reimbursed to employees or agents of the Consultant or its affiliated companies for serving as directors of the Company or any of its subsidiaries.

4.             Term.  The term of the Consultant’s engagement under this Agreement shall commence on the date hereof and shall continue until the earlier of (a) the occurrence of a Liquidity Event (unless otherwise mutually agreed to by the Company and Consultant) or (b) the termination of this Agreement by written notice from the Consultant to the Company effective as provided in such written notice.  For purposes of this agreement, a “Liquidity Event” shall have occurred on such date that the Consultant no longer beneficially owns at least fifty percent (50%) of the shares of the Company’s common stock acquired by Consultant pursuant to the Stock Purchase Agreement dated on or about the date hereof (as adjusted for stock splits, stock dividends, share contributions and the like) or the earlier sale of substantially all of the assets of the Company and the distribution of substantially all of the net proceeds thereof.  The occurrence of a Liquidity Event shall (without any action on the part of the Company, the Consultant or any other person) effect a complete and absolute release by the Company and its affiliates of any and all claims against the Consultant whether known or unknown as of such time.  The termination of this Agreement shall not release the Company from any obligation to pay the Consultant for Services rendered prior to such termination or to reimburse the Consultant for expenses incurred prior to such termination.

5.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless the Consultant and its directors, officers, employees, agents and affiliates against and from any and all claims, liabilities, losses, costs, damages, expenses, judgments, fines and amounts paid in settlement (including attorneys’ fees), arising from any source, including, without limitation, from any threatened, pending or completed actions or lawsuits whether civil, criminal, administrative or investigative, by or in the right of the Company or otherwise arising from the Consultant’s performance of the Services, except insofar as such may arise solely from the Consultant’s gross negligence or intentional wrongdoing.  The Company shall be entitled to direct the defense of any claim for which it is obligated to provide indemnification, at the Company’s expense, but such defense shall be conducted by legal counsel agreed to by the Consultant.  The Company agrees to keep the Consultant informed on a timely basis of the status of all legal proceedings relating to this indemnification and shall provide copies of all documents relating to the legal proceedings to the Consultant or at the Consultant’s request, its legal counsel.  The Company further agrees that it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding without the prior written consent of the Consultant, which consent shall not be unreasonably withheld or delayed.

(b)           Expenses incurred by the Consultant in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Consultant to repay such amount if it is ultimately determined, in a final non-appealable judgment of a court of competent jurisdiction, that the Consultant is not entitled to be indemnified against such expenses solely as a result of the

Consultant’s gross negligence or intentional wrongdoing.  This undertaking by the Consultant shall be an unqualified general undertaking, and no security for such undertaking will be required.

6.             Waiver. None of the terms of this Agreement shall be deemed to have been waived by either party hereto, unless such waiver is in writing and signed by that party. The waiver by either party hereto of a breach ofany provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any further breach of the provision so waived or of any other provision of this Agreement. No extension of time for the performance of any obligation or act hereunder shall be deemed an extension of time for the performance of any other obligation or act.

7.             Independent Contractor Status.  In providing Services hereunder, it is understood that the Consultant shall at all times be acting and performing independently of the Company’s control as to the manner and methods of providing the Services.  The Consultant’s compliance with the rules and regulations of the Company governing the conduct of the Consultant, generally, shall be limited to those rules and regulations to which the Consultant has previously agreed in writing.  In providing the Services, neither the Consultant nor any of its stockholders, officers, directors, employees, agents or representatives shall be considered an employee, agent, officer, or associate of the Company or any of its affiliates for any purpose.  It is understood that the Consultant is free to contract for similar services with other persons or entities while under contract with the Company.  This Agreement in no way limits the ability of the Consultant or any of its affiliates to engage in any other activities.

8.             Notices.  All notices and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be delivered personally, mailed by certified or registered mail (postage prepaid, return receipt requested), sent prepaid by reputable overnight courier or sent by confirmed telecopier, addressed as follows:

(a)           if to the Consultant, to MVC Financial Services, Inc., 287 Bowman Avenue, Purchase, NY  10577, telecopy no: (914) 701-0315, attention: Shivani Khurana, with a copy (which shall not constitute notice to the Consultant) to Wildman, Harrold, Allen & Dixon LLP, 225 West Wacker Drive, Suite 2800, Chicago, Illinois  60606, telecopy no: (312) 201-2555, attention:  John L. Eisel; and

(b)           if to the Company, to Dakota Growers Pasta Company, Inc., One Pasta Avenue, Carrington, N.D. 58421, telecopy no: (701) 652-3713, attention: Timothy J. Dodd, with copies (which shall not constitute notice to the Company) to (ii) Lindquist & Vennum PLLP, 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, telecopy no: (612) 371-3207, attention: Ronald McFall, Esq;

or to such other address and/or such other addressee as any of the above shall have specified by notice hereunder.  Each notice or other communication which shall be delivered personally, mailed or telecopied in the manner described above shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

9.             Remedies.  If any party of this Agreement obtains judgment against any party hereto by reason of any breach of this Agreement or the failure of such other party to comply with the provisions hereof, a reasonable attorney’s fee as fixed by the court shall be included in such judgment.   No remedy conferred upon any party to this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each such remedy shall be cumulative or shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

10.           Amendments and Modifications.  This Agreement may not be amended, modified or changed in any respect except in writing duly signed by the party against whom enforcement of such amendment, modification or change is sought.

11.           Binding Effect; Benefits.  All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, transferees, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended toor shall confer any rights, remedies, obligations or liabilities, legal or equitable, including any right of employment, on any Person other than the parties hereto and their respective successors or assigns as provided herein.

12.           Separability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect.

13.           Survival.  The provisions of Section 5 and at the last sentence of Section 4 shall continue in full force in accordance with their terms notwithstanding any termination of this Agreement.

14.           Headings.  The section and other headings contained in this Agreement are for convenience only and shall not be deemed to limit, characterize or interpret any provisions of this Agreement.

15.           Entire Agreement.  This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be duly executed and delivered on the date and year first above written.

MVC FINANCIAL SERVICES, INC.

By:	/s/ Michael T. Tokarz
Michael T. Tokarz
Chairman

DAKOTA GROWERS PASTA COMPANY, INC.

By:	/s/ Timothy Dodd
Timothy Dodd
President